UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 15, 2016

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1332 Londontown Blvd., Sykesville, MD 21784
(Address of principal executive offices and zip code)

(410) 970-7800
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation or the registrant under any of the following provisions (see General Instructions A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 15, 2016, GSE Systems, Inc. ("GSE" or the "Corporation") entered into an Employment Agreement (the "Agreement") with Christopher D. Sorrells who will assume the role of Chief Operating Officer.  Mr. Sorrells will remain on the Corporation's Board of Directors and will not be considered an independent director as defined by the NYSE MKT standards.

Since August 25, 2015, Mr. Sorrells, age 47, had served as the Interim Chief Operating Officer of GSE.  Immediately prior to joining the Corporation, Mr. Sorrells was a Managing Director at an affiliated fund of NGP Energy Capital Management, a premier investment franchise in the natural resources industry with $16.5 billion in cumulative capital under management since inception.  Prior to NGP, Mr. Sorrells worked at Clarity Partners, a private equity firm based in Los Angeles.  Before Clarity Partners, Mr. Sorrells worked as an investment banker in New York for six years, first as an Associate with Salomon Smith Barney and eventually as a Principal with Banc of America Securities.  He currently serves as a member of the Board of Directors of Renewable Energy Group, one of the largest publicly traded global producers of biofuels.  Mr. Sorrells holds an M.B.A. from the College of William and Mary, a Master of Accounting degree from the University of Southern California, and a B.A. from Washington and Lee University.  Mr. Sorrells's financial background and the extensive operational knowledge and expertise he gained working with a variety of energy, power, and clean technology companies make him a skilled advisor, who provides critical insight into operations, strategic planning, and financial matters.

Sorrells Employment Agreement

Mr. Sorrells will serve as the Chief Operating Officer of the Corporation for a term commencing on August 15, 2016, and ending on December 31, 2018.  The term will automatically extend for an additional one-year period on December 31 of each year, starting December 31, 2018, unless either Mr. Sorrells or the Corporation provides 60 days' prior written notice of his or its intention not to extend the term.  The Corporation will continue to pay Mr. Sorrells a base salary of $290,000.  In addition, Mr. Sorrells is eligible for a bonus of up to 50% of his base salary, subject to the achievement of certain performance goals, and an additional bonus during the initial term of his Agreement, commencing with fiscal year 2017, of up to 50% of his base salary in restricted stock units, non-qualified stock options or a combination thereof, subject to the achievement of certain performance goals.  Mr. Sorrells is entitled to participate in all employee benefits available to senior executives or employees of the Corporation.

The Agreement will terminate prior to the end of its term if certain events occur.  If the Agreement terminates due to death, "Disability" or for "Cause", the Corporation will pay Mr. Sorrells through the date of termination.  Termination for "Disability" may occur upon 30 days' prior written notice if Mr. Sorrells has been unable to perform his duties on a full-time basis for 3 consecutive months or for 180 days in any 12 month period due to physical or mental illness.  Termination for "Cause" includes:  willful and continued failure by Mr. Sorrells to perform his material duties (other than as a result of Disability) after 30 days' notice and opportunity to cure; his willful engaging in misconduct that will have a material adverse effect on the Corporation's business or prospects; his felony conviction or plea of no contest to a crime involving moral turpitude; abuse of alcohol or drugs affecting his performance; or his material breach of a material term of the Agreement.

If the Corporation terminates the Agreement for any reason other than death, Disability or for Cause, or if Mr. Sorrells terminates the Agreement for "Good Reason", the Corporation will continue to pay Mr. Sorrells's salary for a period of six months and pay Mr. Sorrells a prorated bonus, each payable as and when salaries and annual bonuses are generally paid to executive officers, and he will continue to be eligible to participate in all medical, dental, and vision plan benefits for such period.  Mr. Sorrells may terminate the Agreement for "Good Reason" if:  his duties, responsibilities or authority are materially reduced without his consent; his base salary or bonus opportunity are reduced; his benefits are discontinued or materially reduced, in the aggregate; his primary office is moved more than fifty (50) miles from his current office; or the Corporation materially breaches the Agreement.

The Agreement also provides Mr. Sorrells with benefits in the event of a Change in Control.  Those benefits are triggered if he terminates his employment for Good Reason (defined above) within one year following the effective date of a Change in Control (defined below).  Those benefits are payable in lieu of any other termination benefits and consist of the following:  Mr. Sorrells will continue to receive his base salary and benefits for a period of 12 month from the date of termination of his employment, payable as and when salaries are generally paid to executive officers of the Corporation, and he will also receive, on the date of termination, a lump sum equal to the average of the bonus amounts paid to him for the two years prior to the year in which the Change in Control takes place..  A "Change in Control" occurs if either of the following events occur:  (1) there is a change in the majority ownership of the Corporation's voting stock; or (2) the stockholders of the Corporation approve:  (a) a plan of complete liquidation of the Corporation; (b) an agreement for the sale or disposition of all or substantially all the Corporation's assets; or (c) a merger, consolidation, or reorganization of the Corporation with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the combined voting power of the voting securities of the Corporation (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

During the term of the Agreement, and for a 12-month period following termination of the Agreement, Mr. Sorrells shall not compete with the Corporation or solicit employees or customers of the Corporation.

Sorrells Restricted Share Unit Agreements

Mr. Sorrells was also granted 400,000 restricted share units ("RSUs") upon signing of the Agreement, the terms of which are described in two Restricted Share Unit Agreements, each dated August 15, 2016, one of which provides for vesting of up to 335,000 performance vesting RSUs based upon the Corporation's common stock price (the "Performance Vesting Grant") and the other of which provides for vesting of up to 65,000 RSUs in equal installments on a quarterly basis through June 30, 2018 (the "Time Vesting Grant").

The Performance Vesting Grant provides that the RSUs are payable in shares of the Corporation's common stock, subject to vesting based upon satisfaction of the following conditions:

(i)	Mr. Sorrells continues to be employed by the Corporation (other than in the event of a Change in Control as defined above); and
(ii)
for 125,000 of the RSUs, the volume weighted average price (the "VWAP") of the Corporation's common stock, calculated to two decimal places, using all trades completed on a trading day as reported by the NYSE MKT, exceeding $3.25 for a 30 consecutive trading day period ending on or prior to August 15, 2021; and/or

(iii)
for another 125,000 of the RSUs, the VWAP of the Corporation's common stock, calculated to two decimal places, using all trades completed on a trading day as reported by the NYSE MKT, exceeding $4.25 for a 30 consecutive trading day period ending on or prior to August 15, 2021; and/or

(iv)
for the remaining 85,000 of the RSUs, the VWAP of the Corporation's common stock, calculated to two decimal places, using all trades completed on a trading day as reported by the NYSE MKT, exceeding $6.00 for a 30 consecutive trading day period ending on or prior to August 15, 2021.

The Time Vesting Grant provides that the RSUs are payable in shares of the Corporation's common stock, subject to vesting in equal installments of 8,125 RSUs per quarter at the end of each of the next eight calendar quarters beginning September 30, 2016, and continuing until June 30, 2018, and further subject to Mr. Sorrells's continued employment with the Corporation through June 30, 2018 (other than in the event of a Change in Control as defined above). In the event of a Change in Control, the Time Vesting Grant provides that the RSUs will become 100% vested as of the effective date of the Change in Control.

Mr. Sorrells was also granted 75,000 cash-settled performance vesting RSUs upon signing of the Agreement, the terms of which are described in a Restricted Share Unit Agreement (Cash Award), dated August 15, 2016, which provides for vesting of up to 75,000 cash-settled RSUs based upon the Corporation's common stock price (the "Cash Settled Performance Vesting Grant").  The Cash Settled Performance Vesting Grant provides that the RSUs are payable in an amount equal to the fair market value of shares of the Corporation's common stock, subject to vesting based upon satisfaction of all of the following conditions:

(i)	Mr. Sorrells continues to be employed by the Corporation (other than in the event of a Change in Control as defined above); and
(ii)
for all 75,000 of the cash-settled RSUs, the VWAP of the Corporation's common stock, calculated to two decimal places, using all trades completed on a trading day as reported by the NYSE MKT, exceeding $6.00 for a 30 consecutive trading day period ending on or prior to August 15, 2021.

Any performance vesting RSUs (granted pursuant to the Performance Vesting Grant or the Cash Settled Performance Vesting Grant) that have not vested on or before August 15, 2021, will expire.  Any time vesting RSUs (granted pursuant to the Time Vesting Grant) that have not vested on or before July 1, 2018, will expire, and any unvested time vesting RSUs will be forfeited upon the termination of Mr. Sorrells's employment for any reason, unless he continues to serve on the Corporation's Board of Directors.

For performance vesting RSUs (granted pursuant to the Performance Vesting Grant or the Cash Settled Performance Vesting Grant), if Mr. Sorrells's employment is terminated by the Corporation for any reason other than death, Disability, or Cause (as defined above) or by Mr. Sorrells for Good Reason (as defined above), then a portion of Mr. Sorrells's then-unvested RSUs will vest and the remainder will be forfeited according to the following schedule:

If the termination occurs on or before August 15, 2017, then 75% of unvested RSUs will vest.

If the termination occurs on or after August 15, 2017, but before August 15, 2018, then 65% of unvested RSUs will vest.

If the termination occurs on or before August 15, 2019, and if the VWAP of the Corporation's common stock is greater than $2.50 for the ten trading day period ending on the trading day immediately prior to the termination of employment, then 50% of unvested RSUs will vest.

For performance vesting RSUs (granted pursuant to the Performance Vesting Grant and the Cash Settled Performance Vesting Grant), if, prior to August 15, 2021, the Corporation undergoes a Change in Control (as defined above) (i) by reason of a change in the majority ownership of the Company's voting stock following which Mr. Sorrells terminates his employment for Good Reason, or (ii) by reason of the approval by the Company's stockholders of a liquidation or fundamental transaction, then, in lieu of the vesting described in the paragraph immediately above,  a portion of Mr. Sorrells's then-unvested RSUs will vest and the remainder will be forfeited according to the following schedule:

If the Change in Control occurs prior to August 15, 2019, then all unvested RSUs will vest.

If the Change in Control occurs on or after August 15, 2019, and if the VWAP of the Corporation's common stock is greater than $2.50 for the ten trading day period ending on the trading day immediately prior to the effective date of the Change in Control, then 50% of unvested RSUs will vest.

If the Change in Control occurs on or after August 15, 2019, and if the VWAP of the Corporation's common stock is less than or equal to $2.50 for the ten trading day period ending on the trading day immediately prior to the effective date of the Change in Control, then none of unvested RSUs will vest.

The foregoing is a brief description of the terms of the Agreement, the Cash Settled Performance Vesting Grant, the Performance Vesting Grant, and the Time Vesting Grant described herein and by its nature is incomplete.  It is qualified in its entirety by the text of the respective agreements, copies of which are included herewith as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, to this Current Report on Form 8-K and each is incorporated herein by reference.  All readers of this Current Report on Form 8-K are encouraged to read the entire text of the agreements referred to in the text.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Employment Agreement between Christopher D. Sorrells and GSE Systems, Inc., dated as of August 15, 2016

10.2	Restricted Share Unit Agreement between Christopher D. Sorrells and GSE Systems, Inc., dated as of August 15, 2016
10.3	Restricted Share Unit Agreement between Christopher D. Sorrells and GSE Systems, Inc., dated as of August 15, 2016
10.4	Restricted Share Unit Agreement (Cash Award) between Christopher D. Sorrells and GSE Systems, Inc., dated as of August 15, 2016
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

Date: August 18, 2016	By:	/s/ Daniel Pugh
Daniel Pugh Senior Vice President, General Counsel, and Risk Management Officer